FOR IMMEDIATE RELEASE                                            EXHIBIT 99.1

CONTACT: CHUCK FABER
                  DIRECTOR OF CORPORATE DEVELOPMENT
                  (330) 487-6521
                  (800) 645-6427
                  cfaber@northcoastenergy.com
                  ---------------------------


             NORTH COAST ENERGY, INC. REPORTS SECOND QUARTER RESULTS

                              PROFITS INCREASE 114%

TWINSBURG, OHIO, August 6, 2003 -- North Coast Energy, Inc. (NASDAQ: NCEB) today reported its operational and financial results for the three months and six months ended June 30, 2003. Net income for the three-month period increased 114% to $4.5 million compared to $2.1 million for the comparable period of 2002. Net income per share for the period also rose 114% to $0.30. Net income of $0.56 per share for the six-month period equaled 88% of the company's earnings per share for the entire year of 2002.

Natural gas production for the quarter totaled a near-record 2.6 Bcf (billion cubic feet) - a 15% increase over the comparable period of 2002. Natural gas represented 93% of the company's total production on a Mcfe (thousand cubic feet of gas equivalent) for the quarter. The average natural gas price for the period was $5.28 per Mcf (thousand cubic feet) compared to an average price of $3.58 per Mcf for the same period of 2002.

Commenting on the company's first half performance, Gordon Yonel, President and Chief Executive Officer, said, "A rising tide lifts all boats. Clearly, higher natural gas prices enhanced our quarterly and first half performance. But higher prices are only a part of the story. We had record production for the six month period and expect that production for the year will also be at a record high. There is no magic here. We're in a very tough business that isn't getting any easier. What we are good at doing is finding, developing and producing hydrocarbons efficiently. Those skills are reflected in the bottom line results for our stockholders," Mr. Yonel continued.

North Coast Energy, Inc. is a publicly traded independent gas and oil exploration and production company headquartered in Twinsburg, Ohio. The company's primary focus is the exploration for, and development and efficient production of, natural gas reserves in the Appalachian Basin.


                                     -more-

NORTH COAST ENERGY, INC. AND SUBSIDIARIES -- OPERATING HIGHLIGHTS
-----------------------------------------------------------------

                                                  THREE MONTHS ENDED             SIX MONTHS ENDED
                                                       JUNE 30,                       JUNE 30,
                                               ------------------------      ------------------------
                                                  2003           2002           2003           2002
                                               ---------      ---------      ---------      ---------
PRODUCTION
  Oil production (MBbls)                              31             22             55             50
  Gas production (MMcf)                            2,629          2,280          5,210          4,510
  Total production (MMcfe)                         2,816          2,413          5,538          4,808
AVERAGE PRICES
  Oil (per Bbl)                                $   26.20      $   22.47      $   27.72      $   19.81
  Gas (per Mcf)                                     5.28           3.58           5.03           3.56
  Average price per Mcfe                            5.22           3.59           5.01           3.55
AVERAGE COSTS (per Mcfe)
  Production expense                                0.68           0.61           0.68           0.61
  Production taxes                                  0.26           0.23           0.26           0.21
  Depreciation, depletion & amortization            0.79           0.87           0.80           0.88
  General and administrative expense 0.65           0.44           0.56           0.41
GROSS OPERATING MARGIN (per Mcfe)                   4.28           2.75           4.07           2.73


NORTH COAST ENERGY, INC. AND SUBSIDIARIES FINANCIAL HIGHLIGHTS
--------------------------------------------------------------
(IN THOUSANDS, EXCEPT PER SHARE DATA)


                                             THREE MONTHS ENDED        SIX MONTHS ENDED
                                                  JUNE 30,                 JUNE 30,
                                            --------------------      --------------------
                                              2003        2002          2003        2002
                                            -------      -------      -------      -------

Revenues                                    $16,611      $10,377      $30,994      $22,526
Costs and expenses                            9,076        6,496       16,683       14,211
Income from operations                        7,535        3,881       14,311        8,315
EBITDA(1)                                     9,763        5,981       18,748       12,462
Cash flow(1)                                  9,193        5,272       17,576       11,048
Net income                                    4,512        2,109        8,517        4,569
Net income (applicable to common stock
   after preferred stock dividends)           4,512        2,109        8,517        4,511
Net income per share (basic)                   0.30         0.14         0.56         0.30
Weighted average common shares
   outstanding                               15,252       15,209       15,252       15,208

(1) Cash flow is a non-GAAP financial measure that represents net income before depreciation, depletion and amortization ("DD&A") and before deferred taxes. EBITDA is a non-financial measure that represents cash flow before net interest expense. These two measures are reconciled are reconciled to net income in the table. The company's management uses these non-GAAP financial measures to evaluate the operating performance of its business and for comparison of the company's performance to the performance of its peers. The definitions used here may differ from those used by other companies.


                                         THREE MONTHS ENDED         SIX MONTHS ENDED
                                               JUNE 30,                 JUNE 30,
                                        --------------------      --------------------
                                          2003         2002         2003         2002
                                        -------      -------      -------      -------

Net income( after stock dividends)      $ 4,512      $ 2,109      $ 8,517      $ 4,511

   Add: Deferred taxes                    2,453        1,063        4,622        2,331
   Add: DD&A                              2,228        2,100        4,437        4,206
                                        -------      -------      -------      -------
Cash flow                                 9,193        5,272       17,576       11,048
   Add: Interest expense                    570          709        1,172        1,414
                                        -------      -------      -------      -------
EBITDA                                  $ 9,763      $ 5,981      $18,748      $12,462
                                        =======      =======      =======      =======

BALANCE SHEET ITEMS                    JUNE 30,      DEC. 31,
-------------------                 ------------  -------------
                                          2003        2002
                                    ------------  -------------

Current assets                          $34,021     $ 21,266
Current liabilities                      15,440       10,447
Total assets                            167,229      151,851

This news release contains forward-looking statements that involve risks and uncertainties. The company's actual results may differ significantly from results discussed in any such forward-looking statements. Factors that may cause such a difference include, but are not limited to, competition within the oil and gas industry, the market demand for, and prices of, oil and natural gas, the company's availability of capital, production and costs of operation, results of the company's future drilling, environmental risks and other factors detailed in the company's filings with the Securities and Exchange Commission.

                                      #####